INVESTMENT SUB-ADVISORY AGREEMENT
CONSTELLATION FUNDS
     AGREEMENT made this 1st day of August, 2004, by and between Constellation Investment Management
Company, LP the Adviser and Pitcairn Investment
Management, a separately identifiable division of Pitcairn Trust Company the Sub-Adviser.
     WHEREAS, Constellation Funds, a Delaware business trust the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended the 1940
Act; and
     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated March 1, 2004 the Advisory Agreement with the Trust, pursuant to which the Adviser will act as investment adviser to each series of the Trust set forth on Schedule A of this Agreement each a Fund and collectively the Funds; and
     WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of a Fund, and the Sub-Adviser is willing to render such investment advisory services.
     NOW, THEREFORE, the parties hereto agree as follows:
1.

Duties of the Sub-Adviser. Subject to supervision by the Adviser and the Trusts Board of Trustees, the Sub-Adviser shall manage those assets of a Fund that the Adviser determines to allocate to the Sub-Adviser the Allocated Assets, including the purchase, retention and disposition of the Allocated Assets, in accordance with each Funds investment objectives, policies and restrictions as stated in the Funds prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time referred to collectively as the Prospectus, and subject to the following:



a

The Sub-Adviser shall, subject to the direction of the Adviser, determine from time to time what
Allocated Assets will be purchased, retained or sold by the Fund, and what portion of the Allocated Assets will be invested or held uninvested in cash.





b

In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trusts Declaration of Trust as defined herein and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal
Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.





c

The Sub-Adviser shall determine the Allocated
Assets to be purchased or sold by the Fund as
provided in subsection a and will place orders
with or through such persons, brokers or dealers
to carry out the policy with respect to
brokerage set forth in each Funds Registration
Statement as defined herein and Prospectus or
as the Board of Trustees or the Adviser may
direct from time to time, in conformity with
federal securities laws. In executing Fund
transactions and selecting brokers or dealers,
the Sub-Adviser will use its best efforts to
seek on behalf of each Fund the best overall
terms available. In assessing the best overall
terms available for any transaction, the Sub-
  1





Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided as those terms are defined in
Section 28e of the Securities Exchange Act of
1934. Consistent with any guidelines
established by the Board of Trustees of the Trust, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a fund transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Fund and other accounts as to which it exercises investment discretion. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers including brokers and dealers that are affiliated with the Adviser, Sub-
Adviser or the Trusts principal underwriter to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will a Funds Allocated Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trusts principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange
Commission SEC and the 1940 Act.





d

The Sub-Adviser shall maintain all books and records with respect to transactions involving the Allocated Assets required by subparagraphs b5, 6, 7, 9, 10 and 11 and paragraph f of Rule 31a-1 under the 1940 Act. The Sub-
Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.







The Sub-Adviser shall keep the books and records relating to the Allocated Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-
Advisers services under this Agreement needed by the Adviser to keep the other books and records of a Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Allocated Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act including the rules adopted thereunder or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Funds request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-
Adviser shall preserve for the periods
prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement or, if there is no successor sub-adviser, to the Adviser.





e

The Sub-Adviser shall provide each Funds
custodian on each business day with information
relating to all transactions concerning the
Funds Allocated Assets and shall provide the
Adviser with such information upon request of
the Adviser.
2



f

The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.





g

The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Advisers ability to fulfill its commitment under this Agreement.





h

The Sub-Adviser shall review all proxy
solicitation materials and be responsible for voting and handling all proxies in relation to the Allocated Assets. The Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to the Sub-Adviser.





i

Except as specifically permitted in writing by the Adviser, or as otherwise permitted or required to comply with the requirements of the 1940 Act including the rules adopted thereunder, the Sub-Adviser shall not consult with any other sub-adviser to the Trust or a Fund concerning the purchase, retention or disposition of Fund Allocated Assets.




Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Advisers partners, officers or employees.



2.

Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to each Fund pursuant to the Advisory
Agreement and shall oversee and review the Sub-
Advisers performance of its duties under this Agreement; provided, however, that in connection with its management of the Allocated Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trusts Declaration of Trust as defined herein, the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Internal
Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.



3.

Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:


a

The Trusts Agreement and Declaration of Trust, as filed with the Secretary of State of the State of Delaware such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the Declaration of Trust;





b

By-Laws of the Trust such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the By-
Laws;





c

Prospectuses of each Fund.





4.

Compensation to the Sub-Adviser. For the services
to be provided by the Sub-Adviser pursuant to
this Agreement, the Adviser will pay the Sub-
Adviser, and the Sub-Adviser agrees to accept as
full compensation therefor, a sub-advisory fee at
the rate specified on Schedule B of this
Agreement. The fee will be calculated based on
the monthly average net value of the Allocated
Assets under the Sub-Advisers management and
will be paid to the Sub-Adviser monthly. Except
as may otherwise be prohibited by law or
regulation including any then current SEC staff
interpretation, the Sub-Adviser may, in its
discretion and from time to time, waive a portion
of its fee.
3


5.

Indemnification. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages including reasonable attorneys fees and other related expenses howsoever arising from or in connection with the performance of the Sub-
Advisers obligations under this Agreement;
provided, however, that the Sub-Adviser s obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Advisers own, or any other sub-advisers, willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.



6.

Duration and Termination. This Agreement shall become effective upon its approval by the Trusts
Board of Trustees and by the vote of a majority of the outstanding voting securities of each Fund. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund a by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, b by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Sub-Adviser, or c by the Sub-
Adviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisers agreement with the Trust. As used in this Section 6, the terms assignment and vote of a majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.



7.

Governing Law. This Agreement shall be governed by the internal laws of the Commonwealth of Pennsylvania, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.



8.

Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.



9.

Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:




To the Adviser
at:

Constellation Investment
Management Company, LP


1205 Westlakes Drive, Suite 280


Berwyn, Pennsylvania 19312


Attn: John H. Grady



To the Sub-
Adviser at:

Pitcairn Investment Management


One Pitcairn Place, Suite 3000


165 Township Line Road
Jenkintown, PA 19046


Attn: Alvin A. Clay III


4




10.

Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreements subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument



11

License of Names. The Sub-Adviser hereby agrees to grant a non-exclusive, non-assignable license to the Trust for use of the names Pitcairn and Family Heritage in the name of each series of the Trust for which the Sub-Adviser provides investment management services pursuant to this Agreement for so long as the Sub-Adviser continues to provide such services to such series, and such license shall terminate upon termination of this Agreement.
  A copy of the Declaration of Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.
     Where the effect of a requirement of the 1940
Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.



Constellation
Investment Management
Company, LP

Pitcairn Investment
Management, a division of
Pitcairn Trust Company



By:

By:






Name:  John H. Grady

Name:  Alvin A. Clay III






Title:  President and
Chief Executive Officer

Title:  President and
Chief Executive Officer









5



Schedule A
to the
Investment Sub-Advisory Agreement
August 1, 2004
Listing of Funds
               Name of Fund
Constellation Pitcairn Diversified Value Fund
Constellation Pitcairn Diversified Growth Fund
Constellation Pitcairn Select Value Fund
Constellation Pitcairn Small Cap Fund
Constellation Pitcairn Family Heritage Fund
Constellation Pitcairn Taxable Bond Fund
Constellation Pitcairn Tax-Exempt Bond Fund

6


Schedule B
to the
Investment Sub-Advisory Agreement
June 24, 2005
For Funds with Performance Adjustments
This Schedule B shall apply to each of the Funds
identified on Schedule B-1 hereto.
     a  General. The Adviser shall pay to the Sub-
Adviser, as compensation for the Sub-Advisers
services and expenses assumed hereunder, a fee
determined with respect to each Fund, which shall be
composed of the Basic Fee defined below and a
Performance Adjustment defined below to the Basic
Fee based upon the investment performance of a class
of shares of the Fund in relation to the investment
record of a securities index determined by the
Trustees of the Trust to be appropriate over the
same period.
     b  Index, Class and Changes to the Class. The
Trustees have initially designated for each Fund the
index and class of shares of the Fund identified on
Schedule B-1 as the index and class to be used for
purposes of determining the Performance Adjustment
referred to herein as the Index and the Class,
respectively. From time to time, the Trustees may,
by a vote of the Trustees of the Trust voting in
person, including a majority of the Trustees who are
not parties to this Agreement or interested persons
as defined in the 1940 Act of any such parties,
determine that a different class of shares of the
Trust representing interests in a Fund other than
the Class is most appropriate for use in calculating
the Performance Adjustment. If a different class of
shares the Successor Class is substituted in
calculating the Performance Adjustment the use of a
Successor Class of shares for purposes of
calculating the Performance Adjustment shall apply
to the entire performance period so long as such
Successor Class was outstanding at the beginning of
such period. In the event that such Successor Class
of shares was not outstanding for all or a portion
of the Performance Period, it may only be used in
calculating that portion of the Performance
Adjustment attributable to the period during which
such Successor Class was outstanding and any prior
portion of the Performance Period shall be
calculated using the Successor Class of shares
previously designated.
     c  Basic Fee. The basic fee for a Fund the
Basic Fee for any period shall equal: i the
average net asset value of the Funds assets
allocated to the Sub-Adviser, multiplied by ii the
annual rate identified for such Fund on Schedule B-1
hereto, multiplied by iii a fraction, the numerator
of which is the number of calendar days in the
payment period and the denominator of which is 365
366 in leap years.
     d  Performance Adjustment. The amount of the
performance adjustment the Performance Adjustment
shall equal: i the average net assets of the Fund
over the Performance Period as defined below,
multiplied by ii the Adjustment Rate as defined
below, multiplied by iii a fraction, the numerator
of which shall be the number of days in the last
month of the Performance Period and the denominator
of which shall be 365 366 in leap years. The
resulting dollar figure will be added to or
subtracted from the Basic Fee depending on whether
the Fund experienced better or worse performance
than the Index.
     e  Adjustment Rate. The adjustment rate the
Adjustment Rate shall be as set forth in
Schedule B-2 for each Fund, provided, however, that
the Performance Adjustment may be further
 7


adjusted to the extent necessary to insure that the
total adjustment to the Basic Fee on an annualized
basis does not exceed the maximum Performance
Adjustment identified for such Fund in Schedule B-2.
     f  Performance Period. The performance period
the Performance Period shall commence on the first
day of the month next occurring after this Agreement
becomes effective with respect to the Fund the
Commencement Date, provided, however, that if this
Agreement should become effective on the first day
of a month with respect to a Fund, then the
Commencement Date shall be the first day of such
month. The Performance Period shall consist of a
rolling 12-month period that includes the most
current month for which performance is available
plus the previous 11 months following the
commencement of Fund operations under this
Agreement. No Performance Adjustment shall be made
with respect to any period that is less than
12 months.
     g  Measurement Calculation. The Funds
investment performance will be measured by comparing
the i opening net asset value of one share of the
Class of the Fund on the first business day of the
Performance Period with ii the closing net asset
value of one share of the Class of the Fund as of
the last business day of such period. In computing
the investment performance of the Fund and the
investment record of the Index, distributions of
realized capital gains, the value of capital gains
taxes per share paid or payable undistributed
realized long-term capital gains accumulated to the
end of such period and dividends paid out of
investment income on the part of the Fund, and all
cash distributions of the companies whose securities
comprise the Index, will be treated as reinvested in
accordance with Rule 205-1 or any other applicable
rule under the Investment Advisers Act of 1940, as
the same from time to time may be amended.
     h  Payment of Fees. The sub-advisory fee
payable hereunder shall be computed daily and paid
monthly in arrears.
     i  Average Net Assets. The term average net
assets of a Fund as used herein for any period shall
mean the quotient produced by dividing i the sum of
the net assets of the Fund, as determined in
accordance with procedures established from time to
time under the direction of the Board of Trustees of
the Trust, for each calendar day of such period, by
ii the number of such days.
     j  Termination. In the event this Agreement
with respect to any Fund is terminated as of a date
other than the last day of any month, the Basic Fee
shall be computed on the basis of the period ending
on the last day on which this Agreement is in effect
for such Fund, subject to a pro rata adjustment
based on the number of days elapsed in the current
month as a percentage of the total number of days in
such month. The amount of any Performance Adjustment
to the Basic Fee will be computed on the basis of
and applied to the average net assets over the
Performance Period ending on the last day on which
this Agreement is in effect for such Fund.
 8


Schedule B-1
to the
Investment Sub-Advisory Agreement
August 1, 2004
Listing of Funds with Performance Adjustments

Name of Fund
Performance Index
Annual Basic


Fee Rate
Constellation Pitcairn
Diversified Value
Russell 1000 Value
Index
0.65% on the first $150 million,
and
0.45% on the value of assets above
that amount
Constellation Pitcairn
Diversified Growth
Russell 1000
Growth Index
0.65% on the first $102 million,
and
0.45% on the value of assets above
that amount
Constellation Pitcairn
Select Value Fund
Russell 1000 Value
Index
0.65% on the first $61 million,
and
0.45% on the value of assets above
that amount
Constellation Pitcairn
Small Cap Fund
Russell 2000 Index
0.65% on the first $141 million,
and
0.50% on the value of the assets
above that amount
Constellation Pitcairn
Family Heritage Fund
Wilshire 5000
Index
0.80% on the first $127 million,
and
0.50% on the value of the assets
above that amount
Constellation Pitcairn
Taxable Bond Fund
Lehman U.S.
GovernmentCredit
Index
0.30% on the first $43 million,
and
0.25% on the value of the assets
above that amount
Constellation Pitcairn
Tax-Exempt Bond Fund
Lehman Municipal
Bond Index
0.25% on the value of assets in
the Fund



 9



Schedule B-2
to the
Investment Sub-Advisory Agreement
August 1, 2004
Performance Adjustment Rate





Name of Fund  Class

Rate
Adjustment

Methodology





Constellation Pitcairn
Diversified Value Fund
Class II Shares

+0.075%

 Adjustment
to Basic Fee
Rate if
exceed or
lag the
benchmark by
at least
2.00%
Constellation Pitcairn
Diversified Growth Fund

+0.075%

Adjustment
to Basic Fee
Rate if
exceed or
lag the
benchmark by
at least
2.00%
Constellation Pitcairn
Select Value Fund

+0.075%

Adjustment
to Basic Fee
Rate if
exceed or
lag the
benchmark by
at least
3.00%
Constellation Pitcairn
Small Cap Fund

+0.075%

Adjustment
to Basic Fee
Rate if
exceed or
lag the
benchmark by
at least
2.50%
Constellation Pitcairn
Family Heritage Fund

+0.075%

Adjustment
to Basic Fee
Rate if
exceed or
lag the
benchmark by
at least
2.50%
Constellation Pitcairn
Taxable Bond Fund

+0.060%

Adjustment
to Basic Fee
Rate if
exceed or
lag the
benchmark by
at least
1.00%
Constellation Pitcairn
Tax-Exempt Bond Fund

+0.045%

Adjustment
to Basic Fee
Rate if
exceed or
lag the
benchmark by
at least
1.00%






 10